EXHIBIT 10.2


                                 PROMISSORY NOTE

$150,000.00                                               Minneapolis, Minnesota
Due:  June 9, 2005                                               January 9, 2004

         FOR VALUE RECEIVED, Card Acquisition, LLC (the "Company") promises to pay to the order of DTLL, Inc., a Minnesota corporation ("Lender"), at Minneapolis, Minnesota, or such other place as the holder hereof may from time to time specify, the principal sum of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00), or so much thereof as shall have been advanced, in lawful money of the United States of America, together with interest (computed on the basis of the actual number of days elapsed in a 360-day year) on the principal balance of this Note from the date hereof at the rate of fifteen percent (15%) per annum or such greater amount or amounts as provided below.

         From time to time or after the date of this Note, the Company may request that the Lender make (whereupon the Lender shall make) an advance under this Note, provided that the aggregate amount of all advances under this Note shall not exceed $150,000.00, and that the Lender shall not be obligated to make an advance if the Company is then in default under this Note. Each advance shall be in the amount of $10,000.00 or an integral multiple thereof.

         Interest shall accrue on the unpaid principal amount (the "Unpaid Balance") of this Note from the date such advance is made until such Unpaid Balance is paid in full at a rate of fifteen percent (15%) per annum. If, and only if, the Unpaid Balance of such advance and all accrued and unpaid interest thereon shall not have been repaid in full on or before the last business day of the ninth month following the making of such advance, then twenty percent (20%) of all Residual Amounts (defined as the Company's share of the portion of collections on each portfolio of non-performing consumer debt that was financed by the Company (directly or through a joint venture) with the proceeds of an advance hereunder) remaining after subtracting therefrom all allocable costs, expenses, fees, interest payments and other amounts required to be paid by the Company or the relevant joint venture in respect thereof) relating to such advance shall be paid to the Lender as and when and to the extent collected by the Company, which the Lender acknowledges (by its acceptance of this Note) may not occur until after the Company has finally disposed of such Portfolio or received the relevant proceeds as a distribution from the joint venture, as the case may be.

         Interest on each advance shall be paid on the last business day of the sixth month following the date of the making of such advance and thereafter quarterly on the last business day of each following three month period.

         Principal amounts collected in respect of such advance shall be paid on a pass-through basis based on net collections of principal received by the Company and shall be paid on the


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same dates as interest payments until the Unpaid Balance of such advance shall have been reduced to zero.

         If the Company defaults in the payment of principal or interest when due in accordance with the terms and conditions of this Note or if a default or event of default occurs under the Security Agreement between the Lender and the Company, then the interest rate hereunder shall be increased to the rate of twenty percent (20%) per annum (the "Default Rate"). The Default Rate shall remain in effect until such default or event of default shall have been cured to the satisfaction of the Lender or until the indebtedness evidenced by this Note is fully paid, whichever shall earlier occur.

         If the Company fails to pay principal or interest within ten (10) days of the relevant due date, or if an Event of Default has occurred and is continuing under the Security Agreement between the Lender and the Company, then Lender may, at its option, by notice in writing to the Company, declare immediately due and payable the entire principal balance hereof and all interest accrued thereon and the same shall thereupon be immediately due and payable without further notice or demand and the Company shall then be liable for and agree to pay all costs of collection, including reasonable attorneys' fees.

         This Note shall also become automatically due and payable without notice or demand if a petition is filed by or against the Company under the United States Bankruptcy Code (and, in the case of an involuntary petition, such petition has not been discharged within thirty (30) days after filing).

         This Note may be prepaid in full or in part at any time without penalty, provided that all prepayments shall be applied first to accrued interest with the balance thereof to principal.

         No delay or omission on the part of Lender in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Note.

         The Company waives presentment for payment, protest and notice of nonpayment.

CARD ACQUISITION, LLC



By:      /s/ Michael J. Philippe
   ---------------------------------------------

Name:             Michael J. Philippe
     -------------------------------------------

Title:            President & CEO
      ------------------------------------------



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